Exhibit 10.1

THIRD AMENDMENT TO
SENIOR FIRST PRIORITY SECURED PROMISSORY NOTE

This THIRD AMENDMENT TO SENIOR FIRST PRIORITY SECURED PROMISSORY NOTE (this “Third Amendment”) is made as of September 9, 2013 by and between Prospect Global Resources, Inc., a Delaware corporation (“Maker”), and the Karlsson Group, Inc., an Arizona corporation (“Holder”), with respect to the following facts:

RECITALS

WHEREAS, Maker issued to Holder that certain Senior First Priority Secured Promissory Note dated August 1, 2012 (the “Original Note”), whereby the Maker promised to pay to Holder the principal sum of One Hundred Twenty-Five Million Dollars ($125,000,000);

WHEREAS, American West Potash, LLC, a Delaware limited liability company (“AWP”), Prospect Global Resources, Inc., a Nevada corporation (“Prospect Nevada”), Apache County Land & Ranch, LLC, a Nevada limited liability company (“Apache”), Maker and Holder entered into that certain Extension Agreement (the “Extension Agreement”) dated as of April 15, 2013;

WHEREAS, Maker and Holder entered into an Amendment to Senior First Priority Secured Promissory Note dated April 15, 2013 (“First Amendment” and the Original Note as amended thereby and as otherwise amended, restated or modified from time to time, the “Note”);

WHEREAS, AWP, Prospect Nevada, Apache, Maker and Holder entered into that certain Second Extension Agreement dated as of June 26, 2013;

WHEREAS, Maker and Holder entered into a Second Amendment to Senior First Priority Secured Promissory Note dated as of June 26, 2013;

WHEREAS, Maker has requested that Holder extend until September 13, 2013 the deadline for payment of the 2012 453A Amount; and

WHEREAS, Holder is willing so to modify the Note.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and Holder hereby agree as follows:

AGREEMENT

1.             Defined Terms.  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note.

2.             Amendment to Section 2.2.  Clause (i) of Section 2.2 of the Note is amended and restated to read in its entirety as follows:

“a payment equal to the 2012 453A Amount on or before September 13, 2013.”

3.             Miscellaneous.

(a)           No Other Amendment.  Except as expressly amended in this Third Amendment, all provisions of the Note shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Note.  In the event of a conflict between the terms and provisions of this Third Amendment and the terms and conditions of the Note, the provisions of this Third Amendment shall govern.

(b)           Relation to Note.  This Third Amendment constitutes an integral part of the Note.  Upon the effectiveness of this Third Amendment, each reference in the Note to “this Promissory Note,” “hereunder,” “hereof,” or words of like import referring to the Note, shall mean and be a reference to the Note as amended hereby.

(c)           Successors and Assigns.  This Third Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

(d)           Counterparts.  This Third Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered as of the date first above written.

MAKER:

PROSPECT GLOBAL RESOURCES, INC.,
a Delaware corporation

		By:	s/s Damon Barber
		Name:	Damon Barber
		Title:	President, CEO and Secretary

ACKNOWLEDGED AND AGREED TO
EFFECTIVE AS OF SEPTEMBER 9, 2013:

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:	/s/ Michael Stone
Name:	Michael Stone
Title:	CFO